SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2005
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 23.1

Item 8.01 Other Events
     Since May 31, 2005, BioMed Realty Trust, Inc. (“BioMed”), through its operating partnership subsidiary, BioMed Realty, L.P. (the “Operating Partnership”), has announced the acquisition of four properties, and is under contract to acquire a fifth property. BioMed is including the combined financial statements of two of the properties, located on Uniqema Boulevard in New Castle, Delaware, and certain unaudited pro forma consolidated financial statements of BioMed in this Current Report on Form 8-K to satisfy the requirements of Rule 3-14 and Article 11 of Regulation S-X of the Securities and Exchange Commission that relate to the acquisition of one or more properties which in the aggregate are significant to the registrant. None of the properties described below are individually significant according to Rule 3-14. Because changes will likely occur in occupancy, rents and expenses experienced by BioMed and the acquired properties, the historical financial statements and unaudited pro forma financial data presented should not be considered as a projection of future results.
     On August 25, 2005, BioMed, through the Operating Partnership, completed the acquisition of a property located on Kaiser Drive in Fremont, California for approximately $9.5 million in cash. The property, located near the company’s Ardentech Court and Dumbarton Circle properties, is currently under redevelopment.
     On September 19, 2005, BioMed, through the Operating Partnership, completed the acquisition of a property on Faraday Avenue in the Carlsbad submarket of San Diego, California for approximately $8.5 million in cash. The Faraday Avenue property was acquired in a sale-leaseback transaction from Isis Pharmaceuticals, Inc. (“Isis”). Isis will leaseback the property pursuant to a 15-year, triple-net lease.

     On September 30, 2005, BioMed, through the Operating Partnership, completed the acquisition of a property located at 1000 Uniqema Boulevard in New Castle, Delaware for approximately $15.5 million in cash. In addition, on August 10, 2005, the Operating Partnership entered into a purchase agreement to acquire a property located at 900 Uniqema Boulevard in New Castle, Delaware for approximately $4.7 million, including the assumption of approximately $1.8 million of debt. BioMed expects to complete the acquisition of 900 Uniqema following approval of the assumption by the lender of the existing mortgage loan on the property.
     On October 28, 2005, BioMed, through the Operating Partnership, completed the acquisition of a property located in the Bridge Business Center on George Patterson Boulevard in Bristol, Pennsylvania for approximately $14.9 million in cash.
Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired Under Rule 3-14 of Regulation S-X.

Uniqema Properties:
Independent Auditors’ Report
Combined Statements of Revenues and Certain Expenses for the nine months ended September 30, 2005 (unaudited) and year ended December 31, 2004
Notes to Combined Statements of Revenues and Certain Expenses

(b) Unaudited Pro Forma Consolidated Financial Statements.

Pro Forma Consolidated Balance Sheet as of September 30, 2005
Pro Forma Consolidated Statement of Income for the nine months ended September 30, 2005
Pro Forma Consolidated Statement of Income for the year ended December 31, 2004
Notes to Pro Forma Consolidated Balance Sheet and Statements of Income

(c) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
23.1	Consent of KPMG LLP, independent auditors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2005	BIOMED REALTY TRUST, INC.

By: /s/ GARY A. KREITZER Name: Gary A. Kreitzer
Title: Executive Vice President

INDEPENDENT AUDITORS’ REPORT
The Board of Directors
BioMed Realty Trust, Inc.:
     We have audited the accompanying combined statement of revenues and certain expenses of the Uniqema Properties (the Properties) for the year ended December 31, 2004. This statement is the responsibility of the management of BioMed Realty Trust, Inc. Our responsibility is to express an opinion on this statement based on our audit.
     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statements of revenues and certain expenses. It is not intended to be a complete presentation of the Uniqema Properties’ revenues and expenses.
     In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in note 1, of the Uniqema Properties for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

San Diego, California
December 6, 2005

UNIQEMA PROPERTIES
COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Nine Months
	Ended	Year Ended
	September 30, 2005	December 31, 2004
	(Unaudited)
Revenues:
Rental	$1,406	$1,875
Tenant recoveries	64	83

Total revenues	1,470	1,958

Certain expenses:
Rental operations	29	33
Real estate taxes	44	59

Total certain expenses	73	92

Income from operations	1,397	1,866
Interest expense	(119)	(167)

Revenues in excess of certain expenses	$1,278	$1,699

See accompanying notes to combined statements of revenues and certain expenses.

UNIQEMA PROPERTIES
NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
Nine Months Ended September 30, 2005 (unaudited) and Year Ended December 31, 2004
(Tabular amounts in thousands)
(1) Basis of Presentation
     The accompanying combined statements of revenues and certain expenses relate to the operations of a portfolio of two life science properties in New Castle County, Delaware (collectively, the “Properties”). The Properties are leased to one tenant.
     On August 10, 2005, BioMed Realty Trust, Inc. (the “Company”), through its operating partnership subsidiary, BioMed Realty, L.P. (the “Operating Partnership”), entered into definitive purchase and sale agreements to purchase the Properties. The total purchase price was approximately $20.2 million plus closing costs. The Operating Partnership will fund the transaction with the assumption of $1.8 million in debt and $18.4 million in cash. The Company completed the acquisition of one of the properties on September 30, 2005. The completion of the acquisition of the remaining property is probable. The Properties included in the accompanying combined statements of revenues and certain expenses have been combined for all periods presented as these entities were under common ownership by EDIS Development Group, LLC.
     The accompanying combined statements of revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Properties for the nine months ended September 30, 2005 (unaudited) or for the year ended December 31, 2004 due to the exclusion of depreciation and amortization and other costs not directly related to the proposed future operations of the Properties, which may not be comparable to the proposed future operation of the Properties.
(2) Summary of Significant Accounting Policies and Practices
   (a) Revenue Recognition
     Rental revenue is recognized on a straight-line basis over the term of the respective leases.
   (b) Use of Estimates
     Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting periods to prepare the combined statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.
   (c) Unaudited Interim Combined Statement
     The combined statement of revenues and certain expenses for the nine months ended September 30, 2005 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.
(3) Rental Revenue
     The Properties lease laboratory and office space under lease agreements with the tenant. All leases are accounted for as operating leases. The leases include provisions under which the tenant reimburses for costs of common area expenses, real estate taxes and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to the tenant pursuant to the lease agreements. The leases contain renewal options at various times and rental rates.

UNIQEMA PROPERTIES
NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)
     Minimum rents to be received from the tenant under operating leases, which terms range from 10 to 15 years, in effect at December 31, 2004, are as follows:

Year
2005	$1,818
2006	1,948
2007	1,971
2008	1,971
2009	1,971
Thereafter	4,199

$13,878

(4) Certain Expenses
     Certain expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expense are charged to operations as incurred. Costs such as depreciation and amortization and other costs not directly related to the proposed future operations of the Properties are excluded from the combined statements of revenues and certain expenses.
     In connection with the acquisition of the Properties, the Company will assume a mortgage note amounting to $1.9 million as of December 31, 2004. The mortgage note is secured by one of the Properties and bears interest at a fixed rate of 8.61%. The mortgage requires monthly payments of principal and interest and matures in April 2015.
     Minimum annual principal payments at December 31, 2004 under the terms of the mortgage notes are as follows:

Year
2005	$117
2006	128
2007	140
2008	152
2009	166
Thereafter	1,191

$1,894

(5) Concentration of Credit Risk
     For the year ended December 31, 2004, one tenant accounted for 100% of total revenues.

BIOMED REALTY TRUST, INC.
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
     The unaudited pro forma consolidated financial statements of BioMed Realty Trust, Inc. (the “Company”) as of September 30, 2005, and for the nine months ended September 30, 2005 and the year ended December 31, 2004, are presented as if the related transactions had occurred on September 30, 2005 for the unaudited pro forma consolidated balance sheet, and on the first day of the period presented for the unaudited pro forma consolidated statements of income.
     The unaudited pro forma consolidated financial statements should be read in conjunction with the consolidated historical financial statements of the Company and the notes thereto, included in the Company’s Form 10-K for the year ended December 31, 2004, and its Form 10-Q for the quarterly period ended September 30, 2005 filed with the Securities and Exchange Commission. Adjustments have been made to give effect to the operating properties contributed and acquired in connection with and following the Company’s initial public offering in 2004.
     The unaudited pro forma consolidated financial statements do not purport to represent the Company’s financial position or the results of operations that would actually have occurred assuming the contribution and acquisition of properties along with their related financing transactions had all occurred on the dates specified; nor do they purport to project the Company’s financial position or results of operations as of any future date or any future period.

BIOMED REALTY TRUST, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2005
(Unaudited)
(In thousands)

	Historical
	BioMed	Uniqema		Pro Forma
	Realty	Properties	Bridge Business	BioMed Realty
	Trust, Inc.	Acquisition	Center	Trust, Inc.
		(A)	(B)
ASSETS
Investment in real estate, net	$1,072,427	$3,758	$13,112	$1,089,297
Investment in unconsolidated partnership	2,492	—	—	2,492
Cash and cash equivalents	74,495	(2,155)	(14,900)	57,440
Restricted cash	5,866	—	—	5,866
Accounts receivable, net	5,819	—	—	5,819
Accrued straight-line rents, net	7,166	—	—	7,166
Acquired above market leases, net	7,437	—	—	7,437
Deferred leasing costs, net	138,008	445	1,788	140,241
Deferred loan costs, net	5,196	—	—	5,196
Prepaid expenses	5,216	—	—	5,216
Other assets	6,359	—	—	6,359

Total assets	$1,330,481	$2,048	$—	$1,332,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$248,004	$2,048	$—	$250,052
Secured term loan	250,000	—	—	250,000
Unsecured line of credit	—	—	—	—
Unsecured term loan	—	—	—	—
Security deposits	6,222	—	—	6,222
Dividends and distributions payable	13,367	—	—	13,367
Accounts payable and accrued expenses	25,234	—	—	25,234
Acquired lease obligations, net	30,822	—	—	30,822

Total liabilities	573,649	2,048	—	575,697

Minority interests	21,278	—	—	21,278
Stockholders’ equity:
Common stock	466	—	—	466
Additional paid-in capital	760,834	—	—	760,834
Deferred compensation	(4,066)	—	—	(4,066)
Accumulated other comprehensive income	3,802	—	—	3,802
Dividends in excess of earnings	(25,482)	—	—	(25,482)

Total stockholders’ equity	735,554	—	—	735,554

Total liabilities and stockholders’ equity	$1,330,481	$2,048	$—	$1,332,529

See accompanying notes to pro forma consolidated balance sheet and statements of income.

BIOMED REALTY TRUST, INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
For the Nine Months Ended September 30, 2005
(Unaudited)
(In thousands, except share data)

	Historical	First, Second, and				Pro Forma
	BioMed	Third	Uniqema		Second	BioMed
	Realty	Quarter 2005	Properties	Other Financing	Quarter 2005	Realty
	Trust, Inc.	Acquisitions	Acquisition	Transactions	Offering	Trust, Inc.
		(AA)	(BB)	(CC)	(DD)
Revenues:
Rental	$62,821	$14,152	$1,406	$—	$—	$78,379
Tenant recoveries	28,035	4,714	64	—	—	32,813
Other income	3,508	485	—	—	—	3,993

Total revenues	94,364	19,351	1,470	—	—	115,185

Expenses:
Rental operations	22,879	2,149	29	—	—	25,057
Real estate taxes	7,836	2,983	44	—	—	10,863
Depreciation and amortization	26,832	5,107	585	—	—	32,524
General and administrative	9,001	22	—	—	—	9,023

Total expenses	66,548	10,261	658	—	—	77,467

Income from operations	27,816	9,090	812	—	—	37,718
Equity in net income of unconsolidated partnership	91	—	—	—	—	91
Interest income	987	—	—	—	—	987
Interest expense	(15,645)	(2,141)	(112)	(11,262)	4,509	(24,651)

Income (loss) before minority interests	13,249	6,949	700	(11,262)	4,509	14,145
Minority interest in consolidated partnership	219	—	—	—	—	219	(FF)
Minority interests in operating partnership	(991)	—	—	—	152	(839	)(FF)

Net income(loss)	$12,477	$6,949	$700	$(11,262)	$4,661	$13,525

Pro forma earnings per share — basic(GG)	$0.34					$0.29

Pro forma earnings per share — diluted(GG)	$0.34					$0.29

Pro forma weighted average common shares outstanding — basic(GG)	36,406,068					46,289,940

Pro forma weighted average common shares outstanding — diluted(GG)	39,545,665					49,446,732

See accompanying notes to pro forma consolidated balance sheet and statements of income.

BIOMED REALTY TRUST, INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2004
(Unaudited)
(In thousands, except share data)

	Historical	First, Second, and					Pro Forma
	BioMed	Third	Uniqema	Other		Third and Fourth	BioMed
	Realty	Quarter 2005	Properties	Financing	Second Quarter 2005	Quarter 2004	Realty
	Trust, Inc.	Acquisitions	Acquisition	Transactions	Offering	Acquisitions	Trust, Inc.
		(AA)	(BB)	(CC)	(DD)	(EE)
Revenues:
Rental	$19,432	$54,223	$1,875	$—	$—	$38,937	$114,467
Tenant recoveries	9,222	15,812	83	—	—	16,216	41,333
Other income	—	1,378	—	—	—	—	1,378

Total revenues	28,654	71,413	1,958	—	—	55,153	157,178

Expenses:
Rental operations	10,030	5,854	33	—	—	17,222	33,139
Real estate taxes	1,589	11,643	59	—	—	3,317	16,608
Depreciation and amortization	7,853	19,172	714	—	—	15,961	43,700
General and administrative	3,130	86	—	—	—	7,141	10,357

Total expenses	22,602	36,755	806	—	—	43,641	103,804

Income from operations	6,052	34,658	1,152	—	—	11,512	53,374
Equity in net loss of unconsolidated partnership	(11)	—	—	—	—	(33)	(44)
Interest income	190	—	—	—	—	306	496
Interest expense	(1,180)	(8,533)	(141)	(27,032)	8,751	(830)	(28,965)

Income (loss) before minority interests	5,051	26,125	1,011	(27,032)	8,751	10,955	24,861
Minority interest in consolidated partnership	145	—	—	—	—	178	323(FF)
Minority interests in operating partnership	(414)	—	—	—	(1,057)	—	(1,471)(FF)

Net income (loss)	$4,782	$26,125	$1,011	$(27,032)	$7,694	$11,133	$23,713

Pro forma earnings per share — basic(GG)	$0.15						$0.51

Pro forma earnings per share — diluted(GG)	$0.15						$0.51

Pro forma weighted average common shares outstanding — basic(GG)	30,965,178						46,087,678

Pro forma weighted average common shares outstanding — diluted(GG)	33,767,575						48,890,075

See accompanying notes to pro forma consolidated balance sheet and statements of income.

BIOMED REALTY TRUST, INC.
NOTES TO PRO FORMA CONSOLIDATED
BALANCE SHEET AND STATEMENTS OF INCOME
(Unaudited)
(Tabular amounts in thousands)
1. Adjustments to the Pro Forma Consolidated Balance Sheet
Presentation
     The accompanying unaudited pro forma consolidated balance sheet of the Company reflects adjustments for completed and probable acquisitions as if all of the following occurred on September 30, 2005:
•	The acquisition of the Uniqema Properties for $20,200,000, which included the 1000 Uniqema property acquisition that occurred on September 30, 2005, and the 900 Uniqema property acquisition that is probable to occur; and

•	The acquisition of the Bridge Business Center property for $14,900,000, which occurred on October 28, 2005 and was under redevelopment at the time of acquisition, for the nine months ended September 30, 2005 and for the year ended December 31, 2004.
     In the opinion of the Company’s management, all material adjustments necessary to reflect the effects of the preceding transactions have been made. The unaudited pro forma consolidated balance sheet is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position would have been had the acquisitions described above occurred on September 30, 2005, nor does it purport to represent the future financial position of the Company.

Adjustments
     The adjustments to the pro forma consolidated balance sheet as of September 30, 2005 are as follows:
     (A) On August 10, 2005, the Company, through its operating partnership subsidiary, BioMed Realty, L.P. (the “Operating Partnership”), entered into a definitive purchase and sale agreement to purchase the Uniqema Properties. The total purchase price was approximately $20,200,000 plus closing costs. The Operating Partnership will fund the transaction with the assumption of $1,800,000 in debt (including premium in the amount of $248,000) and $18,400,000 in cash on hand. The Company completed the acquisition of one of the properties on September 30, 2005. The completion of the remaining property acquisition is probable:

	900 Uniqema (3)	1000 Uniqema (4)	Total
Investment in real estate, net	$3,758	$14,241	$17,999
Intangible assets, net(1)	445	2,004	2,449
Acquired debt premium(2)	(248)	—	(248)

Net assets acquired	$3,955	$16,245	$20,200

(1)	A portion of the purchase price has been allocated to identified intangible assets for the value of in-place leases in the amount of $2,449,000 which are amortized to depreciation and amortization expense over the remaining non-cancelable terms of the respective leases.

(2)	Debt premiums are recorded upon assumption of the note at the time of acquisition to account for above-market interest rates. Amortization of this premium is recorded as a reduction to interest expense over the remaining term of the respective mortgage.

(3)	Amount is included in the Uniqema Properties Acquisition as this property is probable to be acquired subsequent to September 30, 2005.

(4)	Amount is included in the Historical BioMed Realty Trust, Inc. as this property was purchased on September 30, 2005 and was included in the Company’s Form 10-Q for the quarterly period ended September 30, 2005 filed with the Securities and Exchange Commission.
     (B) Reflects the acquisition of a property from a third party subsequent to September 30, 2005 for approximately $14,900,000, including closing costs. The purchase price was paid with cash on hand:

Bridge Business Center (1)
Investment in real estate, net	$13,112
Intangible assets, net(2)	1,788

Net assets acquired	$14,900

Acquisition date	October 28, 2005

(1)	The Bridge Business Center property was under redevelopment on the date of acquisition, for the nine months ended September 30, 2005 and for the year ended December 31, 2004.
(2)	A portion of the purchase price has been allocated to identified intangible assets for the value of in-place leases in the amount of $1,788,000 which are amortized to depreciation and amortization expense over the remaining non-cancelable terms of the respective leases.
2. Pro Forma Consolidated Statements of Income
     The adjustments to the pro forma consolidated statements of income for the nine months ended September 30, 2005 and for the year ended December 31, 2004 are as follows:
     Adjustments (AA) through (GG) inclusive relate to the pro forma adjustments made to give effect to the acquired properties in accordance with Regulation S-X Rule 11-2 and Rule 3-14. Specifically, in accordance with Rule 3-14(a)(1), audited financial statements of properties acquired should exclude items not comparable to the proposed future operations of the properties including corporate expenses. Prior to the acquisition, the properties were either self-managed or managed by third-party management companies. Following the acquisition, the properties will be managed internally by the Company or managed by third-party managers under new management contracts. In accordance with Rule 3-14, the related management fee revenues and expenses have either been included or excluded from the historical audited Rule 3-14 financial statements. For properties that will be managed internally by the Company, the property management revenues and costs are excluded in the historical financial statements of the acquired properties. For properties that will be managed by third parties, property management revenues and expenses are included in the historical financial statements of the acquired properties. Pro forma revenue and expense adjustments were made for properties that will be managed internally by the Company.
(AA) Reflects the acquisitions of Waples for approximately $5,300,000, which occurred on March 1, 2005; Bridgeview II for approximately $16,200,000, which occurred on March 16, 2005; Graphics Drive for $7,800,000, which occurred on March 17, 2005; Coolidge Avenue for $10,833,000, which occurred on April 5, 2005; Fresh Pond Research Park for $20,756,000, which occurred on April 5, 2005; Phoenixville for $13,206,000, which occurred on April 5, 2005; Nancy Ridge for $12,800,000 (consideration also included the assumption of $7,870,000 of a mortgage note payable (including premium of $869,000), and, in addition, a $1,177,000 deposit for loan impounds was made by the Company), which occurred on April 21, 2005; Dumbarton Circle for $6,320,000, excluding $2,640,000 paid into escrow for tenant construction allowance, which occurred on May 27, 2005; the Lyme Portfolio for approximately $531,000,000, including closing costs and an advisory fee to Raymond James & Associates, Inc. of $1,375,000 (consideration also included the assumption of $137,517,000 of mortgage notes payable (including premium of $6,313,000)), which occurred on May 31, 2005; Kaiser Drive for $9,500,000, which occurred on August 25, 2005; and Faraday Avenue for $8,500,000, which occurred on September 19, 2005.

	For the Nine Months Ended September 30, 2005
				Adjustments
				Resulting from
		Faraday	Prior	Purchasing	Pro Forma
	Kaiser Drive	Avenue	Acquisitions	the Properties	Adjustment
	(7)	(8)	(9)
Revenues:
Rental(1)	$—	$—	$12,750	$1,402	$14,152
Tenant recoveries(2)	—	—	3,404	1,310	4,714
Other income	—	—	485	—	485

Total revenues	—	—	16,639	2,712	19,351

Expenses:
Rental operations(3)	—	—	2,000	149	2,149
Real estate taxes(4)	—	—	1,729	1,254	2,983
Depreciation and amortization(5)	—	—	—	5,107	5,107
General and administrative	—	—	22	—	22

Total expenses	—	—	3,751	6,510	10,261

Income from operations	—	—	12,888	(3,789)	9,090
Interest expense(6)	—	—	(2,333)	192	(2,141)

Net income (loss) before minority interest	$—	$—	$10,555	$(3,606)	$6,949

	For the Year Ended December 31, 2004
				Adjustments
				Resulting from
			Prior	Purchasing	Pro Forma
	Kaiser	Faraday	Acquisitions	the Properties	Adjustment
	(7)	(8)	(9)
Revenues:
Rental(1)	$—	$—	$50,540	$3,683	$54,223
Tenant recoveries(2)	—	—	10,273	5,539	15,812
Other income	—	—	1,378	—	1,378

Total revenues	—	—	62,191	9,222	71,413

Expenses:
Rental operations(3)	—	—	5,427	427	5,854
Real estate taxes(4)	—	—	6,230	5,413	11,643
Depreciation and amortization(5)	—	—	—	19,172	19,172
General and administrative	—	—	86	—	86

Total expenses	—	—	11,743	25,012	36,755

Income from operations	—	—	50,448	(15,790)	34,658
Interest expense(6)	—	—	(9,224)	691	(8,533)

Net income (loss) before minority interest	$—	$—	$41,224	$(15,099)	$26,125

(1)	The pro forma adjustment to rental revenue is directly attributable to the acquisition of the property and consists of amounts related to above and below market leases, which are being amortized over the remaining non-cancelable term of the respective contracts in accordance with SFAS 141.

(2)	The pro forma tenant recovery revenue adjustment is based upon an assignment of pre-existing management agreements with certain tenants, as contractually entered into with the execution of the purchase and sale agreement. Also includes amounts to be received from tenants related to the pro forma adjustment to real estate taxes expense.

(3)	The pro forma adjustment to rental operations expense includes amounts related to expenses associated with self-managed properties.

(4)	The pro forma adjustment to real estate taxes expense relates to the increase in property taxes due to the acquisition of the property by the Company that may result in a reassessment by the taxing authorities based on the purchase price of the property.

(5)	The pro forma adjustment to depreciation and amortization is due to depreciation of the acquired buildings and improvements using the straight-line method and an estimated life of 40 years. In addition, the value of in-place leases (exclusive of the value of above and below market leases) and the value of management agreements are amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases and management agreements.

(6)	The pro forma adjustment to interest expense is due to the amortization of debt premiums that were recorded upon assumption of the mortgage notes to account for above-market interest rates. This adjustment reduces interest expense over the remaining terms of the respective mortgages using the effective interest method.

(7)	The Kaiser Drive property was under redevelopment on the date of acquisition, for the nine months ended September 30, 2005 and for the year ended December 31, 2004.

(8)	The Faraday Avenue property was acquired in a sale-leaseback transaction from Isis Pharmaceuticals, Inc. The pro forma adjustment column includes rental income, tenant recoveries, rental operations, real estate taxes, and depreciation.

(9)	The pro forma adjustment for prior 2005 acquisitions include Waples, Bridgeview II, Graphics Drive, Coolidge Avenue, Fresh Pond, Phoenixville, Nancy Ridge, Dumbarton Circle, and the Lyme Portfolio for the time period of January 1, 2005 through date of acquisition, and for the year ended December 31, 2004.
     (BB) Reflects the acquisition of the Uniqema Properties:

	For the Nine Months Ended September 30, 2005
	Historical	Adjustments
	Revenue and	Resulting from
	Certain	Purchasing	Pro Forma
	Expenses	the Properties	Adjustment
Revenues:
Rental	$1,406	$—	$1,406
Tenant recoveries	64	—	64
Other income	—	—	—

Total revenues	1,470	—	1,470

Expenses:
Rental operations	29	—	29
Real estate taxes	44	—	44
Depreciation and amortization(1)	—	585	585
Other	—	—	—

Total expenses	73	585	658

Income from operations	1,397	(585)	812
Interest expense(2)	(119)	7	(112)

Net income (loss)	$1,278	$(578)	$700

	For the Year Ended December 31, 2004
	Historical	Adjustments
	Revenue and	Resulting from
	Certain	Purchasing	Pro Forma
	Expenses	the Properties	Adjustment
Revenues:
Rental	$1,875	$—	$1,875
Tenant recoveries	83	—	83

Total revenues	1,958	—	1,958

Expenses:
Rental operations	33	—	33
Real estate taxes	59	—	59
Depreciation and amortization(1)	—	714	714
Other	—	—	—

Total expenses	92	714	806

Income from operations	1,866	(714)	1,152
Interest expense(2)	(167)	26	(141)

Net income (loss)	$1,699	$(688)	$1,011

(1)	The pro forma adjustment to depreciation and amortization is due to depreciation of the acquired buildings and improvements using the straight-line method and an estimated life of 40 years. In addition, the value of in-place leases is amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases.

(2)	The pro forma adjustment to interest expense is due to the amortization of debt premium that was recorded upon assumption of a mortgage note to account for above-market interest rate. This adjustment reduces interest expense over the remaining term of the respective mortgage using the effective interest method.
     (CC) Reflects the interest expense as a result of debt incurred in connection with various acquisitions.

			Interest Expense(3)
			For the Nine
	Principal		Months Ended	For the Year Ended
	Amount	Interest Rate	September 30, 2005	December 31, 2004
$250.0 million senior unsecured revolving credit facility(1)	$112,597	4.46%	$2,092	$5,022
$100.0 million senior unsecured term loan(1)	100,000	4.46%	1,858	4,460
$250.0 million senior secured term loan(2)	250,000	6.407%	6,674	16,018
Amortization of loan fees	—		638	1,532

	$462,597		$11,262	$27,032

(1)	Borrowings under the line of credit and $100,000,000 senior unsecured term loan bear interest at a rate of LIBOR plus a margin, which can vary between 120 basis points and 200 basis points depending on the overall leverage of the Company. A margin of 135 basis points was assumed based upon the pro forma leverage of the Company. If LIBOR increased or decreased by 0.125%, the estimated interest expense could increase or decrease by approximately $266,000 annually.

(2)	The $250,000,000 senior secured term loan bears interest at LIBOR plus a spread of 225 basis points. The Company has entered into an interest-rate swap for a notional amount of $250,000,000 which the Company believes will be fully effective in hedging changes in the floating rate of the secured term loan and fixing the overall interest rate at 6.407%.

(3)	The pro forma adjustment to interest expense is for the time period January 1, 2005 through May 31, 2005, the date the debt was incurred, and for the year ended December 31, 2004.
     (DD) Reflects the net decrease in interest expense as a result of the repayment of certain debt with the proceeds of a public offering of 13,150,000 common shares at $22.50 per share, with net proceeds of $282,061,000 that occurred on June 27, 2005. The following outlines the loans paid off upon completion of the offering and the corresponding interest expense that was eliminated.

			Interest Expense(2)
			For the Nine
			Months Ended	For the Year Ended
	Debt Repaid	Interest Rate	September 30, 2005	December 31, 2004
$250.0 million senior unsecured revolving credit facility(1)	$132,097	4.46%	$2,946	$5,892
$100.0 million senior unsecured term loan	100,000	4.46%	2,230	4,460
Write-off of unamortized loan fees	—		(667)	(1,601)

	$232,097		$4,509	$8,751

(1)	Includes the historical line of credit balance that was also repaid in connection with the second quarter 2005 offering.

(2)	The pro forma adjustment to interest expense is for the time period January 1, 2005 through May 31, 2005, the date the debt was incurred, and for the year ended December 31, 2004.

     (EE) Reflects the third and fourth quarter 2004 acquisitions for the period from January 1, 2004 through the date of acquisition:

	For the Year Ended December 31, 2004
	Historical
	Revenue and	Adjustments
	Certain Expenses	Resulting from
	through the Date	Purchasing	Pro Forma
	of Acquisition	the Property	Adjustment
Revenues:
Rental(1)	$38,863	$74	$38,937
Tenant recoveries(2)	16,003	213	16,216
Other income	—	—	—

Total revenues	54,866	287	55,153

Expenses:
Rental operations(3)	17,002	220	17,222
Real estate taxes	3,317	—	3,317
Depreciation and amortization(4)	—	15,961	15,961
General and administrative(5)	—	7,141	7,141

Total expenses	20,319	23,322	43,641

Income from operations	34,547	(23,035)	11,512
Equity in net loss of unconsolidated partnership	(33)	—	(33)
Interest income	306	—	306
Interest expense(6)	(2,716)	1,886	(830)

Net income (loss) before minority interest	$32,104	$(21,149)	$10,955

(1)	The pro forma adjustment to rental revenue is directly attributable to the acquisition of the properties and consists of amounts related to above and below market leases, which are being amortized over the remaining non-cancelable term of the respective contracts in accordance with SFAS 141.

(2)	The pro forma tenant recovery revenue adjustment is based upon an assignment of pre-existing management agreements with certain tenants, as contractually entered into with the execution of the purchase and sale agreement. Also includes amounts to be received from tenants related to the pro forma adjustment to real estate taxes expense.

(3)	The pro forma adjustment to rental operations expense includes amounts related to expenses associated with self-managed properties.

(4)	The pro forma adjustment to depreciation and amortization is due to depreciation of the acquired buildings and improvements using the straight-line method and an estimated life of 40 years. In addition, the value of in-place leases (exclusive of the value of above and below market leases) and the value of management agreements are amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases and management agreements.

(5)	The pro forma adjustment to general and administrative expenses is due to additional expenses as a result of the acquisitions in 2004.

(6)	The pro forma adjustment to interest expense is due to the amortization of debt premiums that were recorded upon assumption of the mortgage notes to account for above-market interest rates. This adjustment reduces interest expense over the remaining terms of the respective mortgages using the effective interest method. Also includes amortization of deferred loan fees, including loan assumption fees, incurred in obtaining long-term financing, which are deferred and amortized to interest expense over the terms of the related loans using the effective-interest method.
     (FF) Allocate minority interest in net income:

	For the Nine
	Months Ended	For the Year Ended
	September 30, 2005	December 31, 2004
Total income before allocation to minority interest	$14,145	$24,861
Minority interest in loss of King of Prussia	219	323

Adjusted income before allocation to minority interest of operating partnership	$14,364	$25,184
Weighted average percentage allocable to minority interest of operating partnership	5.84%	5.84%

	$(839)	$(1,471)

(GG)	The following is a reconciliation to net income:

	For the Nine Months		For the Year Ended
	Ended September 30, 2005		December 31, 2004
	Historical	Pro Forma	Historical	Pro Forma
Net income attributable to common shares	$12,477	$13,525	$4,782	$23,713
Operating partnership unit share in earnings of minority interest	991	839	414	1,471

Adjusted net income attributable to common shares	$13,468	$14,364	$5,196	$25,184

Weighted-average common shares outstanding:
Basic(1)	36,406,068	46,289,940	30,965,178	46,087,678
Diluted(1)	39,545,665	49,446,732	33,767,575	48,890,075
Pro forma earnings per share — basic	$0.34	$0.29	$0.15	$0.51

Pro forma earnings per share — diluted	$0.34	$0.29	$0.15	$0.51

(1)	December 31, 2004 pro forma shares include 15,122,500 shares due to the second quarter 2005 offering.